EXHIBIT 21


      The following table sets forth certain information, as of March 29, 2000, with respect to the subsidiaries of the Company, other than certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                     Percentage of
                                                                     voting securities      State or other
                                                                     owned by its           jurisdiction in
                                                                     immediate parent       which incorporated
                                                                     ----------------       ------------------
Subsidiaries of the Company:
     Haifa Chemicals Ltd.                                                 100%  (1)              Israel
         Haifa Chemicals South, Ltd.                                      100%                   Israel
         Haifa Chemicals Holding Ltd.                                     100%                   Israel
             Haifa Gardening and Irrigation Ltd.                          100%                   Israel
             Lego Irrigation, Ltd.                                          77%                  Israel
         Hi-Chem (UK) Ltd.                                                100%                   United Kingdom
         Hi-Chem S.A.                                                     100%                   Belgium
         Hi-Chem Holdings B.V.                                            100%                   Netherlands
         Fertilizantes Quimicos, S.A.                                     100%                   Spain
         Hi-Agri S.R.L.                                                   100%  (2)              Italy
         Haifa Quimica De Mexico                                           80%                   Mexico
         Duclos International S.A.                                        100%                   France
     Almat, Inc.                                                          100%                   Delaware
         Na-Churs Plant Food Company                                      100%                   Delaware
               Alpine Plant Foods Corporation                             100%                   Ontario, Canada
         Plant Products Company, Ltd.                                     100%                   Ontario, Canada
         V-J Growers Supply, Inc.                                         100%                   Delaware
     Nine West Corporation                                                100%                   Delaware
         Cedar Chemical Corporation                                       100%                   Delaware
              Vicksburg Chemical Company                                  100%                   Delaware
              TRI Pro, Inc.                                               100%                   Delaware
     TRI Organic Chemicals, Inc.                                          100%                   Delaware
           TRI-Chemical Vegyimuvek Rt..                                   100%                   Hungary
              EMV Kft.                                                    100%                   Hungary
        EDP                                                               100%                   Delaware

(1)   Including approximately 7% owned by Trans-Resources (Israel) Ltd.

(2)   Including approximately 5% owned by Haifa Chemicals South, Ltd.


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